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TAUBMAN CENTERS, Inc.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L & B REAL ESTATE OPPORTUNITY FUND, LP LAND & BUILDINGS GP LP LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC CHARLES ELSON JONATHAN LITT
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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of Land & Buildings’ slate of highly-qualified director nominees to the Board of Directors of Taubman Centers, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1:	On March 2, 2017, Land & Buildings issued the following press release:

Land and Buildings Nominates Two Directors for Taubman Centers Board of Directors

- Delivers letter to Taubman shareholders –

- Believes new, independent oversight needed to reverse dismal performance, unlock substantial trapped value and drive comprehensive change at the Company –

- Attempts to privately engage with Taubman Centers have been futile and it is now time for shareholders’ voices to be heard in the Boardroom –

- Highly-qualified nominees Charles Elson and Jonathan Litt have the right mix of governance expertise and sector experience to address the numerous issues that have persistently plagued the Company –

- Changes since Land and Buildings’ initial engagement have been solely cosmetic and designed to preserve the status quo, in our view –

Stamford, CT, March 2, 2017 – Land & Buildings Investment Management, LLC (together with its affiliates, "Land and Buildings") today issued the following letter to shareholders of Taubman Centers, Inc. (NYSE: TCO) (“Taubman,” “Taubman Centers” or the "Company”) announcing the nomination of two highly-qualified director candidates for election at Taubman’s 2017 Annual Meeting. The full text of the letter follows:

March 2, 2017

Dear Fellow Taubman Shareholders:

At Land and Buildings, we are focused on long-term solutions that maximize value for all shareholders. In 1992, I attended the Taubman IPO roadshow at the Plaza Hotel in New York, and my prior firm acquired shares at the IPO. For 14 years I published investment opinions on Taubman, oftentimes documenting the numerous missteps of this management team. For the past eight years, since I founded Land and Buildings, we have continued to meet with management and analyze the investment opportunity at Taubman.

Since the first half of 2016 and as recently as last week, we have had an active engagement with Taubman Chairman, President and CEO Bobby Taubman, and implored him to take action to address the deplorable state we find the Company in today. Unfortunately, Bobby Taubman has made it clear to us that he prefers to dig in his heels against shareholders rather than reach an amicable resolution that addresses the level of change that we believe is necessary at the Company. As such, Land and Buildings has nominated two highly-qualified director candidates for election to the Taubman Centers Board of Directors (the “Board”) at the 2017 Annual Meeting:

•	Charles Elson, a professor and leading authority on corporate governance, with a track record of effectively serving as a director on corporate boards characterized by notoriously bad corporate governance and helping address anti-shareholder issues at these companies.

•	Jonathan Litt, an advocate of shareholder rights with decades of experience in the mall and REIT industry and extensive expertise in developing strategies to maximize long-term shareholder value in the sector – both as an investor and public company director.

We believe the crux of the matter is this: Bobby Taubman, the Chairman, President and CEO of Taubman Centers, runs Taubman Centers as if he is the only shareholder – despite having what we view as a de minimis economic interest in the Company – and has a demonstrated history of running roughshod over the Taubman Centers independent Board members and common shareholders. Bobby Taubman’s history of disenfranchising Taubman Centers’ common shareholders is well documented and includes (among other transgressions):

•	Making Board-level decisions without consulting the independent Board members.[1]
•	The Taubman Family successfully seeking to change Michigan law that shielded the Company from a hostile bid, according to the Wall Street Journal.[2]
•	The Taubman Family’s serendipitous acquisition of super voting securities for $38,400 without shareholder approval, garnering the Taubman Family near absolute control over many matters of the Company that require a two-thirds majority vote, in our view. [3]
•	Replacing directors through a plurality vote (whoever gets more votes) is likely the only path to reign in the Taubman Family and have independent shareholder voices heard in the boardroom.

Unfortunately, the independent Board members have not held Bobby Taubman accountable, which has resulted in horrible total returns when compared to peers. The poor track record of the independent directors includes:

•	In a 2003 federal case captioned, Simon Property Group, Inc. v. Taubman Centers Inc., the Federal Court found that the plaintiff had "demonstrated a likelihood of success on its claim that the [Taubman Centers] Board breached its fiduciary duty."[4]
•	Unilaterally rejecting a takeover offer at a substantial premium.[5]
•	Current Board not enforcing nor responding to our calls to enforce ownership limits against the Taubman Family contained in the Company’s Charter.
•	Maintaining a staggered stale, male and clubby board, in our view, with some Board members on over 20 years and on average, over 15 years.[6]
•	Supporting combined Chairman and CEO roles.
•	Overseeing pledging of more than one-third of Taubman Family’s operating partnership units.[7]

Changes by the Company since our initial engagement have solely been cosmetic and have only occurred to preserve the status quo, in our view:

•	Shrinking and subsequently expanded the Board, which we believe likely violated the Company’s Charter. [8]
•	Naming Cia Buckley Marakovits to the Board.
•	Designating existing Board member Myron E. (Mike) Ullman III in newly created role of lead director.

We estimate about 50% upside in the shares to close the gap to our and other analysts’ net asset value estimates of approximately $106 per share. We believe Taubman’s malls are insulated from many of the broader issues facing brick and mortar retail as its malls are highly sought after by retailers, resulting in strong sales and rent growth.

Our highly-qualified nominees, Charles Elson and Jonathan Litt, have the right mix of governance expertise and sector experience to address the numerous issues that have persistently plagued the Company and unlock significant long-term shareholder value, in our view.

Common shareholders have suffered under the leadership of Bobby Taubman as poor capital allocation, bloated G&A, inferior operating margins and abysmal corporate governance have caused sub-par returns. Over the past 1, 3, and 5 years, Taubman has underperformed its high-quality class A mall REIT peers by 4%, 29%, and 57%, respectively.[9] Troublingly, despite having highlighted many of these issues in recent months, the status quo has continued: 2016 was another year of inferior net operating income and EBITDA margins with bloated G&A costs compared to its high-quality peers. Poor capital allocation decisions continue to plague the Company and development/re-development spending is expected to rise further in 2017 to $400 million.

Figure 1: Taubman Inferior Total Returns Stem From Numerous Issues Plaguing the Company, in Our View

Total Shareholder Return
	1--Year	3-Year	5-Year
TCO	-1%	20%	65%
High Quality Peer Avg.	3%	49%	122%
TCO Underperformance	-4%	-29%	-57%

Note: Reflects total returns for the trailing 1, 3 and 5 year periods through October 14, 2016. Class A mall peers utilized throughout letter are General Growth Properties (NYSE: GGP), The Macerich Company (NYSE: MAC) and Simon Property Group (NYSE: SPG).

Source: Land and Buildings, Bloomberg

Figure 2: Taubman’s Inferior Margins Demonstrate Nearly Total Disregard for Cost Control, in Our View

G&A as a % of Revenue
	2012	2013	2014	2015	2016
TCO	4.8%	5.6%	5.9%	6.4%	6.1%
High Quality Peer Avg.	1.4%	1.6%	1.6%	1.6%	1.5%
TCO Bloated G&A	3.3%	4.1%	4.3%	4.8%	4.6%

NOI Margin
	2012	2013	2014	2015	2016
TCO	64.2%	64.3%	64.1%	67.9%	64.5%
High Quality Peer Avg.	70.4%	71.2%	71.8%	72.8%	71.8%
TCO Inferior Operating Margins	-6.2%	-6.9%	-7.7%	-4.9%	-7.3%

EBITDA Margin
	2012	2013	2014	2015	2016
TCO	57.0%	58.1%	52.6%	59.2%	59.6%
High Quality Peer Avg.	65.0%	65.2%	65.8%	67.2%	66.5%
TCO Poor EBITDA Margin	-8.0%	-7.1%	-13.2%	-8.0%	-6.9%

Note: Figures reflect pro rata ownership of assets; Land and Buildings estimates used where the Company does not disclose each metric.

Source: Land and Buildings, Company reports, Bloomberg

Additional Biographical Information on Nominees

Charles Elson

Charles Elson is the Edgar S. Woolard, Jr., Chair in Corporate Governance and the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware. He is also a “Consultant” to the law firm Holland & Knight.

He formerly served as a Professor of Law at Stetson University College of Law in St. Petersburg, Florida from 1990 until 2001. His fields of expertise include corporations, securities regulation and corporate governance. He is a graduate of Harvard College and the University of Virginia Law School, and has served as a law clerk to Judges J. Harvie Wilkinson III and Elbert P. Tuttle of the United States Court of Appeals for the Fourth and Eleventh Circuits. He has been a Visiting Professor at the University of Illinois College Of Law, the Cornell Law School, and the University of Maryland School of Law, and was a Salvatori Fellow at the Heritage Foundation in Washington, D.C. and is a member of the American Law Institute.

Professor Elson has written extensively on the subject of boards of directors. He is a frequent contributor on corporate governance issues to various scholarly and popular publications. He served on the National Association of Corporate Directors' Commissions on Director Compensation, Director Professionalism, CEO Succession, Audit Committees, Strategic Planning, Director Evaluation, Risk Governance, Effective Lead Director, and Board Diversity and was a member of its Best Practices Council on Coping With Fraud and Other Illegal Activity. He also served on the National Association of Corporate Directors’ Advisory Council. He is Vice Chairman of the ABA Business Law Section’s Committee on Corporate Governance and was a member of its Committee on Corporate Laws.

He is presently a member of the Board of Directors of HealthSouth Corporation, a healthcare services provider and Bob Evans Farms Inc., a restaurant and food products company.

Jonathan Litt

Jonathan Litt has over 24 years of experience as a global real estate strategist and an investor in both public real estate securities and direct property. Mr. Litt founded Land and Buildings in the summer of 2008 to take advantage of the opportunities uncovered by the global property bubble. Previously, Mr. Litt was Managing Director and Senior Global Real Estate Analyst at Citigroup where he was responsible for Global Property Investment Strategy, coordinating a 44-person team of research analysts located across 16 countries.

Mr. Litt was recognized as a leading analyst since 1995, achieving the prestigious Institutional Investor Magazine #1 ranking for 8 years and top five ranking throughout the period. Mr. Litt also achieved a top ranking from Greenwich Associates since 1995. Before moving to the sell-side in 1994, Mr. Litt worked on the buy-side investing in public real estate securities and buying real property during his tenure at European Investors and BrookHill Properties, where his career began in 1988. Mr. Litt served on the Board of Directors at Mack-Cali from March 2014 to August 2016.

Mr. Litt graduated from Columbia University in 1987 with a BA in Economics and NYU's Stern School of Business in 1990 with an MBA in Finance. Mr. Litt can often be seen on CNBC or quoted in the Wall Street Journal and other industry publications. He is also the director of a not-for-profit, the Children with Dyslexia Scholarship Fund, which provides children with scholarships to secondary schools that specialize in dyslexia.

Sincerely,

Jonathan Litt

Founder & CIO

Land and Buildings Investment Management, LLC

###

Media Contact:
Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

JGermani@sloanepr.com

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy

212-493-6952

emccarthy@dfking.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC together with the other participants named herein (collectively, "Land & Buildings "), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2017 annual meeting of stockholders of Taubman Centers, Inc., a Michigan corporation (“TCO” or, the “Company”).

LAND & BUILDINGS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP, a Delaware limited partnership (“L&B Capital” ), L & B Real Estate Opportunity Fund, LP, a Delaware limited partnership (“L&B Opportunity”), Land & Buildings GP LP, a Delaware limited partnership (“L&B GP”), Land & Buildings Investment Management, LLC, a Delaware limited liability company (“L&B Management”), Jonathan Litt and Charles Elson.

As of the date hereof, L&B Capital directly owns 185,600 shares of Common Stock, $0.01 par value, of the Company (the "Shares”). As of the date hereof, L&B Opportunity directly owns 97,600 Shares. As of the date hereof, 435,247 Shares were held in certain accounts managed by L&B Management (the “Managed Accounts”). L&B GP, as the general partner of each of L&B Capital and L&B Opportunity, may be deemed the beneficial owner of the (i) 185,600 Shares owned by L&B Capital and (ii) 97,600 Shares owned by L&B Opportunity. L&B Management, as the investment manager of each of L&B Capital and L&B Opportunity, and as the investment advisor of the Managed Accounts, may be deemed the beneficial owner of the (i) 185,600 Shares owned by L&B Capital, (ii) 97,600 Shares owned by L&B Opportunity, and (iii) 435,247 Shares held in the Managed Accounts. Mr. Litt, as the managing principal of L&B Management, may be deemed the beneficial owner of the (i) 185,600 Shares owned by L&B Capital, (ii) 97,600 Shares owned by L&B Opportunity, and (iii) 435,247 Shares held in the Managed Accounts. In addition, as of the date hereof, Mr. Litt directly owns 436 shares of the Company’s 6.5% Series J Cumulative Redeemable Preferred Stock, no par value. As of the date hereof, Mr. Elson does not own any Shares.

[1] Excerpts from Simon Property Group, Inc. v. Taubman Centers, Inc., 261 F. Supp. 2d 919, 939 (E.D. Mich. 2003)

[2] Dean Starkman, “Taubmans Take Law Into Their Own Hands”, The Wall Street Journal, June 17, 2003

[3] Daniel Gross, “Mall Rats”, Slate, February 25, 2003

[4] Excerpts from Simon Property Group, Inc. v. Taubman Centers, Inc., 261 F. Supp. 2d 919, 939 (E.D. Mich. 2003)

[5] Sherri Day and Andrew Ross Sorkin, “Simon Group Gives Up Hostile Bid for Taubman Centers”, The New York Times, October 9, 2003

[6] Based on board composition, excluding most recent appointment of Cia Marakovits, prior to Land and Buildings’ public involvement.

[7] Taubman Form DEF 14A filed April 12, 2016

[8] Taubman Form 8-K filed on September 30, 2016 announcing the resignation of then director William Parfet from the Board and that the size of the Board was reduced from 9 to 8 directors rather than leaving the size of the Board at 9 with one vacancy.

[9] Reflects total returns for the trailing 1, 3 and 5 year periods through October 14, 2016. Class A mall peers utilized throughout report are General Growth Properties (NYSE: GGP), The Macerich Company (NYSE: MAC) and Simon Property Group (NYSE: SPG).

Item 2:	The following materials were posted by Land & Buildings to www.savetaubman.com:

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DISCLAIMER

The views expressed on this website represent the opinions of Land & Buildings Investment Management, LLC and its affiliates (collectively, "L&B"), which beneficially own shares of Taubman Centers, Inc. (the "Company") and are based on publicly available information with respect to the Company. L&B recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with L&B's conclusions. L&B reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. L&B disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants (as defined below) nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by L&B herein are based on assumptions that L&B believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. L&B currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause L&B from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.
Although L&B believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, L&B makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and L&B expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of L&B.

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Contact Us

INVESTOR CONTACT

Edward McCarthy
D.F. King & Co., Inc.
212-493-6952

emccarthy@dfking.com

Jonathan Dunn
Land and Buildings
203-987-5827

SaveTaubman@landandbuildings.com

MEDIA CONTACT

Dan Zacchei / Joe Germani
Sloane & Company
212-486-9500

Dzacchei@sloanepr.com or Jgermani@sloanepr.com

© 2016-2017 Land and Buildings

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SAVE TAUBMAN

HOME PRESS RELEASES SHAREHOLDER PRESENTATIONS PROPOSED NOMINEES CONTACT

Disclaimer

The views expressed on this website represent the opinions of Land & Buildings Investment Management, LLC ("Land and Buildings"), who beneficially owns shares of Taubman Centers, Inc. (the "Company"), and are based on publicly available information with respect to the Company. Land and Buildings recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Land and Buildings' conclusions. Land and Buildings reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Land and Buildings disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Land and Buildings shall not be responsible or have any liability for any misinformation contained in any SEC, other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Land and Buildings herein are based on assumptions that Land and Buildings believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Land and Buildings currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Land and Buildings from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although Land and Buildings believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Land and Buildings makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Land and Buildings expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Land and Buildings.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Land and Buildings. Although Land and Buildings believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Land and Buildings will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Land & Buildings Capital Growth Fund, LP, L & B Real Estate Opportunity Fund, LP, Land & Buildings GP LP, Land & Buildings Investment Management, LLC, Charles Elson and Jonathan Litt (collectively, the "Participants") intend to file a preliminary proxy statement and an accompanying proxy card with the SEC to be used to solicit proxies in connection with the 2017 Annual Meeting of Shareholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2017 Annual Meeting"). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting when they become available because they contain important information, including additional information relating to the Participants. These materials and other materials filed by L&B in connection with the solicitation of proxies will be available at no charge at the SEC's website at www.sec.gov.

© 2016-2017 Land and Buildings

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